Exhibit 10.5

BUSINESS COOPERATION AGREEMENT

This Business Cooperation Agreement (the “Agreement”) is entered into as of August 21, 2013 by and among the following parties:

(1)	Sungy Data Ltd. (the “Sungy Data”), an offshore enterprise registered in British Virgin Islands (“BVI”), under the laws of BVI;

(2)	Jiubang Computer Technology (Guangzhou) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Guangzhou, the People’s Republic of China (“China”), under the laws of China;

(3)	Guangzhou Jiubang Digital Technology Co., Ltd. (“Jiubang Digital”), a domestic company registered in Guangzhou, China, under the laws of China;

(4)	Each and all entities listed in Schedule 1 hereof, as amended and supplemented from time to time (“Jiubang Subsidiaries”);

(5)	Guangzhou Sanju Advertising Media Co., Ltd. (the “Sanju Advertising”), a domestic company registered in Guangzhou, China, under the laws of China;

(6)	Yuqiang Deng, a citizen of China (PRC ID No.: 441900197603280018); and

(7)	Xiangdong Zhang, a citizen of China (PRC ID No.: 61032219770521291X) (together with Sanju Advertising and Yuqiang Deng, the “Shareholders”)

(Each of Sungy Data, WFOE, Jiubang Digital, each of Jiubang Subsidiaries and each of the Shareholders, a “Party”, and collectively the “Parties”.)

RECITALS

(1)	WHEREAS, the WFOE engages in the business of research and development of computer applications and software, computer information technology services and technology consultation services and has the relevant expertise and practical experience in 3G network services;

(2)	WHEREAS, Jiubang Digital and Jiubang Subsidiaries engage in the business of computer software services and other related business in China;

(3)	WHEREAS, the WFOE has entered into a Master Exclusive Service Agreement (the “Service Agreement”) dated August 21, 2013 with Jiubang Digital and Jiubang Subsidiaries, pursuant to which the WFOE is entitled to receive substantially all of the economic benefits of Jiubang Digital and Jiubang Subsidiaries; and

(4)	WHEREAS, the Shareholders hold 100% equity interests in Jiubang Digital.

(5)	WHEREAS, Sungy Data hold 100% equity interests in the WFOE.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows:

AGREEMENT

1.	Negative Covenants

To ensure Jiubang Digital and Jiubang Subsidiaries to perform their respective obligations under the Service Agreement and/or other agreements executed with the WFOE, the Shareholder, Jiubang Digital and Jiubang Subsidiaries, jointly and severally, agree and covenant that, without obtaining the WFOE’s written consent, Jiubang Digital and Jiubang Subsidiaries shall not, and the Shareholders shall cause Jiubang Digital not to, engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to:

(a)	Any activities not within their respective normal business scope, or operate their respective business in the way that is inconsistent with past practice;

(b)	offering any material loan to any third party or incurring any material debt from any third party, other than in the ordinary course of business;

(c)	undertaking and guarantee any debt, other than in the ordinary course of business;

(d)	merging or forming a joint venture with any third party, or acquiring any third party or being acquired or controlled, increasing or reducing the registered capital, or changing the structure of the registered capital by means of other ways;

(e)	changing or dismissing any director or any senior management officer;

(f)	selling to or acquiring from any third party or disposing in other ways material tangible or intangible assets, other than in the ordinary course of business;

(g)	using its assets to provide security or other forms of guarantees to any third party, or setting up any other encumbrances over its assets;

(h)	making any change to its articles of association;

(i)	making distribution of dividend or share interest in whatever ways;

(j)	conducting liquidation and distributing the residual properties; or

(k)	having its branches or subsidiaries to any of the foregoing.

2.	Business Operation and Personnel Arrangement

2.1	Jiubang Digital and the Jiubang Subsidiaries, jointly and severally, agree and covenant to Sungy Data and the WFOE that Jiubang Digital and the Jiubang Subsidiaries shall, and the Shareholders shall cause Jiubang Digital to, accept suggestions raised by Sungy Data and the WFOE over the employee engagement and replacement, daily operation and financial management systems of Jiubang Digital and the Jiubang Subsidiaries, and Jiubang Digital and the Jiubang Subsidiaries shall strictly abide by and perform accordingly.

2.2	The Shareholders shall only appoint persons designated by Sungy Data or the WFOE to be the directors of Jiubang Digital and Jiubang Digital shall only appoint the person designated by Sungy Data or the WFOE to be the director of the Jiubang Subsidiaries in accordance with the procedures required by laws, regulations and relevant articles of association. Jiubang Digital and each Jiubang Subsidiary shall cause the persons designated by Sungy Data or the WFOE to be the general manager, chief financial officer and other senior management members of Jiubang Digital and such Jiubang Subsidiary.

2.3	If any of the above directors or senior management members designated by Sungy Data or the WFOE resigns from the relevant position or is dismissed at the request of Sungy Data or the WFOE, the Shareholders or Jiubang Digital or the Jiubang Subsidiaries, as the case may be, shall dismiss such persons from Jiubang Digital or Jiubang Subsidiaries upon Sungy Data’s or the WFOE’s request, and shall appoint any other persons designated by Sungy Data or the WFOE to hold such position.

2.4	Jiubang Digital together with its Shareholders and each of Jiubang Subsidiaries hereby jointly and severally covenant and agree with Sungy Data and the WFOE that Jiubang Digital and the relevant Jiubang Subsidiaries shall seek appropriate approval from Sungy Data or the WFOE prior to entering into any material contract in accordance with relevant internal approval policy of Jiubang Digital or Jiubang Subsidiaries.

3.	Other Arrangements

3.1	Given (i) that the business relationship among the WFOE and Jiubang Digital and the Jiubang Subsidiaries has been established through Service Agreement and (ii) that the daily business activities of Jiubang Digital or Jiubang Subsidiaries as a whole will have a material impact on Jiubang Digital or Jiubang Subsidiaries’ ability to pay the payables to the WFOE or its affiliates, the Shareholders agrees that:

(a)	It shall not put forward, or vote in favor of, any shareholder resolution to, or otherwise request Jiubang Digital to, distribute profits, funds, assets or property to the Shareholders of Jiubang Digital; and

(b)	It shall not put forward, or vote in favor of, any shareholder resolution to, or otherwise request Jiubang Digital to, issue any dividends or other distributions with respect to the equity interest of Jiubang Digital held by the Shareholders; provided, however, if such dividends or other distributions are distributed to the Shareholders from Jiubang Digital, the Shareholders will immediately and unconditionally pay or transfer to the WFOE any and all dividends or other distributions in whatsoever form obtained from Jiubang Digital as a shareholder of Jiubang Digital at the time such payables arise.

3.2	To satisfy the cash flow requirements with regard to the business operations of Jiubang Digital and the Jiubang Subsidiaries and/or to make up losses accrued during such operations, Sungy Data agrees that it shall, according to its own financial position and to the extent permissible under PRC law, through itself or its designated person, provide financial support to Jiubang Digital and the Jiubang Subsidiaries.

4.	Assignment

The Shareholders, Jiubang Digital and Jiubang Subsidiaries shall not assign their rights and obligations under this Agreement to any third party without the prior written consent of the WFOE. The Shareholders, Jiubang Digital and Jiubang Subsidiaries hereby jointly agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide at its sole discretion and such transfer shall only be subject to a written notice sent to Jiubang Digital and the Shareholders.

Rights and obligations under this Agreement shall be legally binding upon any assignees, successors of Parties hereof, no matter such assignment of obligations and rights is caused by takeover, restructuring, success, assignment or any other reason.

5.	Entire Agreement and Amendment to Agreement

5.1	This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by Parties with respect to the subject matter of this Agreement.

5.2	Any modification of this Agreement shall be made in a written form and shall only become effective upon the signature by all Parties of the Agreement. Modification agreements and supplemental agreements of this Agreement duly executed by the Parties shall be parts of this Agreements and shall have the same legal effect as this Agreement.

6.	Additional Jiubang Subsidiaries

6.1	Jiubang Digital will procure any of the new subsidiaries established, formed or incorporated after the date of Agreement to execute a joinder in a form attached as Schedule 2 so that such new subsidiaries shall become parties to this Agreement promptly after its formation or incorporation.

6.2	A person or entity who has entered into a joinder pursuant to this Agreement shall have the benefit of and be subject to the burden of all the provisions of this Agreement as if he were party to it in the capacity designated in such joinder, and this Agreement shall be interpreted accordingly.

7.	Governing Law and Dispute Resolution

7.1	This Agreement shall be construed in accordance with and governed by the laws of China.

7.2	Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

8.	Effective Date and Term

8.1	This Agreement shall be signed and take effect as of the date first set forth above.

8.2	The term of this Agreement shall remain effective as long as Jiubang Digital exists unless terminated as provided in Section 9.

9.	Termination

None of the Shareholders, Jiubang Digital and Jiubang Subsidiaries can terminate this Agreement. The WFOE may terminate this Agreement at any time with thirty (30) days advance written notice to Jiubang Digital and the Shareholders.

10.	Notices

10.1	For purpose of the Notices hereunder, Jiubang Digital will give or receive the relevant notice on behalf Jiubang Subsidiaries where applicable. The WFOE’s notice being given to Jiubang Digital shall be deemed being given to Jiubang Digital and Jiubang Subsidiaries.

10.2	Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English or Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the courier service company; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

11.	Severability

11.1	If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

12.	Counterparts

12.1	This Agreement shall be executed in five originals by all Parties, with Sungy Data, the WFOE, the Shareholders, and Jiubang Digital holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

13.	Languages

13.1	Both English and Chinese language versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

14.	Others

14.1	This agreement, upon the effective date, shall replace any of the written agreements and/or documents in relation to the matters involved in this agreement concluded previously between/among the Parties.

14.2	The Parties shall revise this Agreement upon the advices given by U.S. Securities and Exchange Commission or other administration authorities or any changes of the listing rules or requirements of U.S. Securities and Exchange Commission in relation to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Sungy Data Ltd.

Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Jiubang Computer Technology (Guangzhou) Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Guangzhou Jiubang Digital Technology Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)
Guangzhou Sanju Advertising Media Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

[Signature page to Business Cooperation Agreement]

Yuqiang Deng

Signature:	/s/ Yuqiang Deng

Xiangdong Zhang

Signature:	/s/ Xiangdong Zhang

[Signature page to Business Cooperation Agreement]

SCHEDULE 1

Jiubang Subsidiaries

No.	English Name	Chinese Name	Signature	Seal

1.	Guangzhou Chengshang Computer Technology Co., Ltd.		/s/ Yuqiang Deng	Company Seal

2.	Guangzhou Juyou Computer Technology Co., Ltd.		/s/ Yuqiang Deng	Company Seal

3.	Beijing Yunlei Culture Communication Co., Ltd.		/s/ Yuqiang Deng	Company Seal

4.	Guangzhou Jiubang Mobile Internet Research Institute Co., Ltd.		/s/ Yuqiang Deng	Company Seal

5.	Guangzhou Jiubang Mobile Internet Research Institute		/s/ Yuqiang Deng	Company Seal

Sch-1-1

SCHEDULE 2

JOINDER AGREEMENT TO BUSINESS COOPERATION AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with Section 6.1 of the Business Cooperation Agreement dated as of August 21, 2013 (as amended, amended and restated or otherwise modified from time to time, collectively, the “Business Cooperation Agreement”) by and among Sungy Data Ltd., Jiubang Computer Technology (Guangzhou) Co., Ltd., Guangzhou Jiubang Digital Technology Co., Ltd., Guangzhou Sanju Advertising Media Co., Ltd, Yuqiang Deng, Xiangdong Zhang and other parties thereof, as the same may be amended from time to time. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Cooperation Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by executing this Joinder Agreement, the Joining Party shall be deemed to be a party to the Business Cooperation Agreement as of the date hereof and shall have all of the rights and obligations of a Jiubang Subsidiary under the Business Cooperation Agreement as if it had executed the Business Cooperation Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Business Cooperation Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ,
[NAME OF JOINING PARTY]

By:
Name:
Title:

Sch-2-1